New York Mortgage Trust, Inc. 2023 Second Quarter Financial Summary

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in our business and investment strategy; inflation and changes in interest rates and the fair market value of our assets, including negative changes resulting in margin calls relating to the financing of our assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which we invest; changes in prepayment rates on the loans we own or that underlie our investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at our assets; our ability to identify and acquire our targeted assets, including assets in our investment pipeline; our ability to dispose of assets from time to time on terms favorable to us, including the disposition over time of our joint venture equity investments; changes in our relationships with our financing counterparties and our ability to borrow to finance our assets and the terms thereof; changes in our relationships with and/or the performance of our operating partners; our ability to predict and control costs; changes in laws, regulations or policies affecting our business; our ability to make distributions to our stockholders in the future; our ability to maintain our qualification as a REIT for federal tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and the risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets. These and other risks, uncertainties and factors, including the risk factors described in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file from time to time with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation may not contain all of the information that is important to you. As a result, the information in this presentation should be read together with the information included in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file under the Exchange Act. References to “the Company,” “NYMT,” “we,” “us,” or “our” refer to New York Mortgage Trust, Inc., together with its consolidated subsidiaries, unless we specifically state otherwise or the context indicates otherwise. See glossary of defined terms and detailed end notes for additional important disclosures included at the end of this presentation. Second quarter 2023 Financial Tables and related information can be viewed in the Company’s press release dated August 2, 2023 posted on the Company’s website at http:// www.nymtrust.com under the “Investors — Events & Presentations” section. See Glossary and End Notes in the Appendix. 2

Management Update "In the quarter, we maintained a defensive posture within the credit markets as accelerated Federal Government spending in the year neutralized the negative impact of fed rate hikes on economic growth. While U.S. unemployment is pinned below 4% and not a large concern for credit market pricing, we added over $0.5B of Agency RMBS in the quarter which helped to reverse a sequential decline of the portfolio’s interest income over the previous two quarters. With wider Agency RMBS spreads not seen since March 2020, we are constructive on the sector and will continue to allocate excess liquidity in anticipation of a declining credit market. Changes to the bank regulatory landscape may accelerate opportunities in credit for NYMT. The recent announcement from the FDIC to increase certain bank capital requirements against portfolio holdings further diminishes bank balance sheet capacity and may further restrict the ability of property investors to source viable financing options. We believe these factors heading into year-end presents a favorable environment for secondary market acquisitions and primary market originations supporting an increase to Company earnings through balance sheet expansion." — Jason Serrano, Chief Executive Officer To Our Stockholders 3

Table of Contents • Company Overview • Financial Summary • Market & Strategy Update • Quarterly Financial Information • Appendix 4

Company Overview 5

NYMT Overview New York Mortgage Trust, Inc. (NASDAQ: NYMT) is a real estate investment trust (“REIT”) for U.S. federal income tax purposes in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. Our objective is to deliver long- term stable distributions to our stockholders over changing economic conditions through a combination of net interest spread and capital gains from a diversified investment portfolio. Our investment portfolio includes credit sensitive single-family and multi-family assets. Data As of 6/30/2023 76 professionals in New York, Los Angeles, and Charlotte Focus on utilizing Market Leading Technology & Data Committed to Community, Diversity & Inclusion Loan Servicing and Direct Property Management Expertise $4.0B Total Investment Portfolio / $1.4B Market Capitalization Charlotte New YorkLos Angeles Office Locations Capital Allocation Single-Family Multi-Family Cash and Other 62% 34% 4% See Glossary and End Notes in the Appendix. 6

Market Update See Glossary and End Notes in the Appendix. Commentary: • Starting in March 2022, the Fed raised rates at a historical pace (currently at 5.50%) to stem inflation • Given the hikes and inverted curve, a recession usually occurs at this time in the cycle • However, in the past 12 months U.S. government spending is still elevated and increasing (+14% or nearly $1T) • Fed spending has neutralized the impact of higher rates on economic growth with unemployment rate pinned below 4% '22 - '23 5.25% '94 - '95 2.67% '88 - '89 3.23% '04 - '06 3.96% '99 - '00 1.51% '15 - '18 2.03% Fiscal Spending Still ElevatedChange in Effective Federal Funds Rate Months Since Hiking Cycle Started 5.5% 5.0% 4.5% 4.0% 3.5% 3.0% 2.5% 2.0% 1.5% 1.0% 0.5% 0.0% 7 Gray plot area indicates recession

Market Update See Glossary and End Notes in the Appendix. Commentary: • Deposit stress impacting $10B - $250B banks • To alleviate stress, bank mergers are expected to accelerate • In the process, banks are shrinking to merge • NYMT has evaluated portfolios held for sale by regional banks and expects to be a liquidity provider to such entities Q4 2022 Q1 2023 Assets under $10 billion $10 billion - $250 billion Over $250 billion $— $3 $5 $8 $10 $13 Quarterly Total Deposits for U.S. Insured Banks, by Asset Size (in trillions) Decline in Number of U.S. Banks Over Time 8

Strategy Update

Focused on long-term value in a downturn

	1H 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	2H 2023
Market Outlook	Par + / Efficient Financing	Discount / Inefficient Financing	Dislocated Market with Wide Bid/Ask Spreads	Inefficient Financing / Patient Sellers	Buyer's Patience Tested Amid High Financing Cost	Higher Equity Returns
Investment Approach	Selective	Paused	Cautious	Cautious	Constructive on Agency RMBS/ Cautious on Credit	Increased Capital Deployment

Reduced portfolio by ~20% (1H 2022 – Q4 2022) | 0% portfolio growth (Q4 2022 – Q1 2023) | Rotate excess liquidity into Agency RMBS (Q1 2023 – 2H 2023)

Seismic market shift began in early Q2 2022:

- Unprecedented quantitative easing in 2020 ended with inflationary pressure requiring Fed rate hikes
- In 2H 2022, NYMT sharply reduced investment pipeline by pausing redeployment of prepayments / redemptions
- Market's reaction to a slowing economy is still in progress but closer to end stage
- We believe consumer distress alongside regional banking liquidity issues may present an attractive opportunity for investing

Company Objective:

- Prudent capital management to protect book value
- Continue winding down short-dated portfolio with low leverage
- Sell down low cap rate property portfolio
- Maintain elevated levels of liquidity

Timing:

- We believe a patient approach to capitalize on market dislocation will provide significant long-term value
- A key element to opportunity is seeing the market roll-over from primary to secondary market

Execution:

- Unlock value though experienced asset management capability

NYMT

9

Balance Sheet Structured for Growth

Portfolio Management Strategy

- In 2023, opportunity cost of capital likely greater than any period since the Great Financial Recession.
  - Portfolio construction designed to lower portfolio size through organic run-off
  - Deploy excess capital in Agency market to keep liquidity high and credit exposure low
- Underwrite opportunity in likely troubled spots to determine size and quality of opportunity
- Provide solutions to the market for distressed asset management oversight
- Maintain high level of borrowing capacity- **$1.5 billion** for current warehouse facilities

NYMT Investment Portfolio Size

(Dollar amounts in billions)



$4.6
$4.2
$3.8
$3.8
$4.0
$2.9
$2.7
$2.6
$2.7
$3.1
$1.7
$1.5
$1.2
$1.1
$0.9
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
BPL Bridge
Other Investments
Total

Reserve for Excess Liquidity

(Dollar amounts in millions)



$223
$211
$67
$501
Available Cash
Financing of Unencumbered Assets
Additional Financing of Under-Levered Assets
Total Deployment Availability
% Market Capitalization
16%
16%
5%
37%

NYMT Adjusted Interest Income*

(Dollar amounts in millions)



$61.8
$62.3
$56.6
$50.8
$51.6
$30.5
$30.1
$29.7
$29.5
$34.2
$31.3
$32.2
$26.9
$21.3
$17.4
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
BPL Bridge
Other Investments
Total

Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.

10

Key Developments *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Financial Performance ◦ Loss per share (basic) of $(0.41), Comprehensive loss per share of $(0.41) ◦ Undepreciated loss per share of $(0.38)* ◦ Book value per share of $12.44 (-3.94% change QoQ) ◦ Adjusted book value per share of $14.32* (-7.07% change QoQ) ◦ (1.62)% Quarterly Economic Return ◦ (5.13)% Quarterly Economic Return on Adjusted Book Value* Stockholder Value ◦ Declared second quarter common stock dividend of $0.30 per share ◦ Common stock dividend yield of 12.1% (share price as of 6/30/2023) ◦ Annualized 2023 G&A expense ratio of 3.01% ◦ Repurchased 37,863 shares of preferred stock at an accretive average repurchase price of $18.88 per preferred share Liquidity / Financing ◦ Investment portfolio acquisitions of $664 million (including $546 million of Agency RMBS) ◦ Sold four multi-family properties held by joint ventures realizing 93% of NYMT’s Q1 2023 carrying value of $38 million ◦ Received par payoff plus full accrued interest totaling $34 million from redemption of four Mezzanine Lending investments ◦ Opened dedicated SFR warehouse line with maximum capacity of $250 million ◦ Company Recourse Leverage Ratio of 0.7x ◦ Portfolio Recourse Leverage Ratio of 0.6x ◦ $223 million of available cash as of June 30, 2023 Investing Activity See Glossary and End Notes in the Appendix. 11

Financial Summary 12

Company Portfolio 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 Financial Snapshot Earnings & Book Value 0.3 x 2.18%2.45% 2.80% 3.60% 3.34% 6.49% 6.57% 6.80%6.69% 6.66% Investment Portfolio Financing & Liquidity Dividend Per Share $0.40 $0.30 1Q 2023 2Q 2023 $15.41 $14.32 1Q 2023 2Q 2023 $0.14 $(0.38) 1Q 2023 2Q 2023 Available Cash (in millions) Investment Allocation SF Credit 59% SF 84% MF 15% Other 1% Recourse Leverage Ratio $369 $337 $224 $216 $223 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 6.49% 6.57% 6.80% 6.69% 6.66% $0.41 $0.32 $0.24 $0.20 $0.17 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 Net Interest Income - EPS ContributionTotal Portfolio Size (in billions) 12.10% Dividend Yield Q2'23 Economic Return on Adjusted Book Value*: (5.13)% See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. $4.6 $4.2 $3.8 $3.8 $4.0 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 0.3x 0.7x 0.6x 0.5x 0.4x 0.3x 0.4x 0.3x Undepreciated Earnings (Loss) Per Share*Adjusted Book Value Per Share* 0.7x 0.6x 13

$941 $596 $292 $378 $385 $94 $574 $756 $621 $447 $317 $188 $1,112 $1,322 $1,498 $1,416 $1,390 $394 $343 $335 $353 $451 $369 $337 $224 $216 $223 MTM Repo - Credit MTM Repo - Agency Non-MTM Repo - Credit Securitization Financing Unencumbered Residential Loans and Securities Available Cash 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 NYMT Debt Structure Quarterly Portfolio Financing Exposure (Dollar amounts in millions) Portfolio Recourse Leverage Ratio 0.4x 0.3x 0.6x0.3x0.6x Quarterly Portfolio Financing Exposure (Dollar amounts in millions) See Glossary and End Notes in the Appendix. 36% MTM Borrowings 64% Non-MTM Borrowings Portfolio and Corporate Debt MTM Repo - Credit MTM Repo - Agency Non-MTM Repo - Credit Securitization Financing Sr. Unsec. Notes Sub Debentures 14 Corporate Debt Maturities (dollar amounts in millions) 2023 2024 2025 2026 2027 2028 2035 $45 $100

See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial calculation. See Glossary and End Notes in the Appendix for reconciliation to GAAP. Balance Sheet Summary Portfolio Positioning Joint Venture Equity $334 RPL $602 Performing Loans $551 CMBS $30 14% Non-Agency RMBS $234 Mezzanine Lending $241 Si ng le -F am ily BPL Rental $283 SFR $162 Portfolio Assets Portfolio and Corporate Debt M ul ti- Fa m ily (dollar amounts in millions) Other Investments $25 Available Cash $223 13% 7% 15% 4% 8% 6% Lower duration portfolio returns capital faster to reinvest in higher equity return opportunities Focus on re- cycling into higher equity return opportunities 52% Securitization Debt $1,390 | (3.59% WAR) 21% Sr Unsec. Notes due 2026 $100 | (5.75% WAR)4% 2% Sub Debentures due 2035 $45 | (9.27% WAR) Credit - Non-MTM Repurchase Agreements $188 | (7.79% WAR) Agency - MTM Repurchase Agreements $574| (5.30% WAR) 7% WAR represents the weighted average interest rate as of June 30, 2023 21%BPL Bridge $910 5% 1% 1 2 1% Agency RMBS $640 5% Credit - MTM Repurchase Agreements $385 | (7.24% WAR) 14% 15

Market & Strategy Update 16

NYMT Investment Strategy

Strategy For Sustainable Earnings Growth

Paradigm Shift / Strategy Shift

- Towards the end of Q2 2022, NYMT significantly curtailed investment pipeline in all core strategies, as the period of excess liquidity afforded by efficient financing was disrupted
- After several quarters of portfolio decline, NYMT has begun to cautiously scale up investment activity as the Fed rate hike cycle approaches its end

Near-Term Portfolio Strategy

- Increase investment exposure to Agency RMBS given attractive spread profile
- Concentrate on acquiring assets with less price sensitivity to credit deterioration (e.g. shorter duration, significant discount to par pricing or minimal credit risk)
- Increase focus on asset management, continue managing the pace and efficiency of resolutions in the overall portfolio

Portfolio Acquisitions
(Dollar amounts in millions)



$890
$60
$57
$91
$682
$119
$8
$10
$8
$93
$106
$25
$4
$2
$75
$219
$106
$24
$3
$86
$664
$547
$11
$3
$103
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
BPL - Bridge/ Rental
Performing Loans
MF Loans/JV
Securities, SFR & Other

Investment Activity	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Acquisitions	$ 890.2	$ 118.6	$ 106.0	$ 219.2	$ 663.9
Sales	—	(36.2)	(24.8)	(0.2)	(1.0)
Prepayments and Redemptions	(304.4)	(357.9)	(435.3)	(289.4)	(358.3)
Net Investment Activity	**$ 585.8**	**$ (275.5)**	**$ (354.1)**	**$ (70.4)**	**$ 304.6**

See Glossary and End Notes in the Appendix.

17

Single-Family

Portfolio Overview

Dollar amounts in millions

Total Investment Portfolio 84% | **Total Capital 62%**

Core Strategy	Sub-Sector	Asset Value %	Asset Value $	Net Capital %	Net Capital $	Portfolio Recourse Leverage Ratio	Total Portfolio Leverage Ratio	Key Characteristics: Avg. FICO	Key Characteristics: Avg. LTV	Key Characteristics: Avg. Coupon	Current Environment
BPL - Bridge	• Bridge loans • Bridge w/ Rehab loans	27%	$910	43%	$452	0.2x	1.3x	731	65%	8.75%	- Origination volumes have started to increase as housing activity picked up in the West Coast and Southern states. Loan qualification criteria remain strict.
BPL - Rental	• DSCR	8%	$283	6%	$58	0.1x	3.9x	748	69%	5.06%	- Due to the inverted yield curve, securitization execution remains unattractive. Insurance companies have been a strong bid for BPL-Rental loans.
Performing Loan	• S&D • Other	16%	$551	11%	$120	1.5x	3.8x	717	64%	3.92%	- Large S&D pools continue to trade with a larger buyer base. S&D volumes remain stable, as bulk liquidations have not yet materialized.
RPL	• Seasoned re-performing and non-performing mortgage loans	18%	$602	6%	$63	0.5x	9.0x	633	61%	5.01%	- Lack of supply creates a limited availability of seasoned RPLs in the market. Embedded downside protection via lower LTVs have kept demand for this product high.
Agency RMBS	• Agency	19%	$640	8%	$80	7.2x	7.2x	708	85%	5.50%	- Agency spreads remain elevated due to high interest rate volatility and the absence of participation by the banks and the Fed. NYMT is selectively deploying capital in Agency RMBS.
Non-Agency RMBS	• Non-Agency (includes Consolidated SLST securities - $170MM)	7%	$234	18%	$185	0.3x	0.3x	700	68%	4.51%	- Issuer execution still remains challenged due to higher rates and insufficient spread tightening. This has led to another quarter of low securitization issuance volume.
SFR	• Single-family rental properties	5%	$162	8%	$85	0.9x	0.9x				- Total single-family purchase activity remains at depressed levels from a year ago due to high mortgage rates locking in borrowers to their existing homes under a more affordable mortgage payment. Nationwide, home price trends have been strong, implying low rental cap rates for the SFR market.

See Glossary and End Notes in the Appendix.

18

NYMT

Single-Family Business Purpose Loan-Bridge Strategy NYMT Focus Strategy • Deploying capital targeting the following characteristics: ◦ Experienced borrowers ◦ Markets with positive demographic trends ◦ Low LTV ◦ Low rehab requirements • Increase loan investment activity Asset Management • Focus on borrower engagement and loss mitigation of maturing portfolio • DQ 60+ of 22% is within expectation given seasoning of portfolio Loan Key Characteristics Avg. FICO Avg. Coupon Avg. LTARV Avg. LTC DQ 60+ Original Term (months) WALA (months) 22% 16.0 15.4 731 8.75% 70%65% See Glossary and End Notes in the Appendix. $1,746 $1,563 $1,254 $1,099 $933 $88 $106 $142 $183 $208 $1,658 $1,457 $1,112 $916 $725 Performing DQ 60+ Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 $— $500 $1,000 $1,500 $2,000 BPL-Bridge Loan Portfolio Composition (UPB amounts in millions) Size of portfolio has declined by $813MM in 1 year Jul 2022 Aug 2022 Sep 2022 Oct 2022 Nov 2022 Dec 2022 Jan 2023 Feb 2023 Mar 2023 Apr 2023 May 2023 Jun 2023 —% 25% 50% 75% 100% 125% 12 mo. average: 95% Cash Collections* as Percentage of Monthly Scheduled Interest across BPL-Bridge Loan Portfolio 19 Outstanding UPB ($MM): $933 Outstanding Loan Count: 1,472 LTD UPB Invested ($MM): $3,081 *Does not include principal repayments.

Single-Family Agency RMBS Strategy NYMT Focus Strategy • Opportunistically investing in Agency RMBS during a period of wide spreads • Allows for portfolio growth while diversifying overall investment portfolio by increasing exposure to asset class with minimal credit risk • Re-establishing the Agency RMBS strategy today allows us to build a higher coupon portfolio with attractive yields and carry profile • Portfolio acquisitions focusing on production coupon specified pools with low pay-ups, targeting higher spread assets with prepayment protection Agency Portfolio Characteristics Market Value ($MM) Avg. Coupon Specified Pool % WALA (months) Loan Count: 1,472 UPB ($MM): $933 $640 5.50% 100% See Glossary and End Notes in the Appendix. Low FICO 58% High LTV 37% Investor 5% Specified Pool Breakdown Start of Rate Hike Cycle Regional Bank CrisisPandemic 2.9 20 M illio ns Agency RMBS Current Coupon Spreads NYMT Recent Agency RMBS Holdings Agency Current Coupon Spread

Multi-Family

Portfolio Overview

Dollar amounts in millions

Total Investment Portfolio 15% | **Total Capital 34%**

Core Strategy	Sub-Sector	Asset Value %	Asset Value $	Net Capital %	Net Capital $	Key Characteristics: Avg. DSCR	Key Characteristics: Avg. Adjusted LTV	Key Characteristics: Avg. Coupon/ Target IRR	Current Environment
Mezzanine Lending	Preferred equity and mezzanine direct originations	40%	$241	42%	$242	1.42x	77%	12.22%	- Agencies remain the primary lender in the multi-family sector. - Agency volume is down significantly as cost of funds remain elevated, leading to increased opportunities for mezzanine gap financing at attractive attachment points. - Rents continue to climb as demand remains positive, however a rapid growth in expenses, specifically insurance premiums, is putting pressure on net operating income.
Joint Venture Equity	Equity ownership of an individual multi-family property alongside an operating partner [(1)]	55%	$334	53%	$306	1.19x	78%	13 - 17%	- U.S. multi-family property sales volume through Q2 is trending well below 2022 levels. - Deliveries are projected to remain strong in 2023 with uncertainty surrounding new supply going forward as debt costs have increased and fewer banks are financing construction. - Refinancing of senior debt and recapitalization of existing equity positions will drive the market in the coming quarters.

1. Includes JV transaction with combined mezzanine lending and common equity of $144.0 million

See Glossary and End Notes in the Appendix.

21

NYMT

Multi-Family Asset Class-Mezzanine Lending (as of 6/30/23) Mezzanine Portfolio Characteristics Loan Performance Update • Only one loan within the Mezzanine Lending portfolio was delinquent and expected to pay off at par. • Mezzanine Lending prepayment percent: ◦ Full year 2022: 32% ◦ Q2 2023: 13% • After low market activity in Q1, NYMT saw an increase in redemption activity with $34 million of loan payoffs during Q2 at a lifetime IRR to NYMT of 13.25% (1.41x multiple). State Count Balance % Total Coupon Adjusted LTV DSCR (1) FL 5 $79 32.7% 12.7% 71% 1.24x AL 2 $35 14.4% 12.3% 68% 2.11x TX 5 $34 14.0% 11.1% 83% 1.36x UT 1 $21 8.8% 12.0% 68% N/A (2) AZ 1 $17 6.8% 14.0% 83% 1.16x TN 1 $14 5.8% 11.0% 89% 1.23x Other 7 $43 17.5% 12.0% 83% 1.57x Total/WA 22 $243 100.0% 12.2% 77% 1.42x See Glossary and End Notes in the Appendix. Property Operating Update • Portfolio Occupancy of approx. 91% • Annualized Rent Growth Rate: ◦ 2021: 8% ◦ 2022: 11% ◦ 2023: 4% 1. Excludes properties that are under construction. 2. Not Applicable as the underlying property is under construction. 22 Quarterly Update

Disposal Group Portfolio Characteristics Multi-Family Asset Class-Joint Venture Equity (as of 6/30/23) Disposition Update • Sold four multi-family properties held by joint ventures realizing 93% of NYMT’s Q1 2023 carrying value of $38 million • Executed PSAs for the sale of two additional multi-family properties held by joint ventures • Actively marketing the remaining 13 properties • Despite the increase in annual rental growth rates, slowdown of market activity impacted timeline and market prices for properties held on balance sheet. • Market is underwriting assets based on trailing cash flow and in- place rent. Pro forma is no longer the norm. State Count NYMT Equity Basis (millions) (1) % Occupancy Total Units Rent Per Unit Adjusted LTV FL 8 $117 89% 3,025 $1,585 78% AL 2 $25 92% 693 $1,426 73% OK 2 $20 90% 957 $774 76% TX 3 $13 91% 822 $1,028 76% Total/WA 15 $175 90% 5,497 $1,339 77% Portfolio Operating Update • Portfolio Occupancy of approx. 90% • Annualized Rent Growth Rate: ◦ 2021: 14% ◦ 2022: 16% ◦ 2023: 7% 1. Excludes $14.6 Million of net assets pending distribution from the four property sales. See Glossary and End Notes in the Appendix. 23 Quarterly Update

Current Focus Utilize a Strong and Flexible Balance Sheet to Capture Opportunity: • Maximize liquidity with low-cost operating structure to afford greater flexibility • Remain selective across the residential credit sector in anticipation of near-term market dislocation for superior total return opportunities • Rotate excess capital into principal-protected, highly liquid assets to offset credit portfolio run-off • Invest through the strength of our asset management platform to unlock value The Company is focused on opportunities in a market undergoing a structural landscape change. Success in this new environment may be achieved through organic creation of liquidity, tactical asset management and prudent liability management for book value protection. 24

Quarterly Financial Information 25

Financial Results See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Second Quarter Profit & Loss Dollar amounts in millions, except per share data Description Amount EPS Contribution Interest income $ 57.5 $ 0.63 Interest expense (42.4) (0.46) Net Interest Income $ 15.1 $ 0.17 Realized gains 3.6 0.04 Income from real estate 44.8 0.49 Preferred return on mezzanine lending 5.0 0.06 Impairment on real estate, net (16.9) (0.19) Other loss (2.1) (0.02) Unrealized losses (8.9) (0.10) Non-Interest Income $ 25.5 $ 0.28 Total Net Interest Income & Non-Interest Income $ 40.6 $ 0.45 General & administrative expenses (13.3) (0.15) Expenses related to real estate (52.5) (0.57) Portfolio operating expenses (5.6) (0.06) Total Expenses $ (71.4) $ (0.78) Add Back: Net loss attributable to non-controlling interest 3.9 0.04 Income tax expense — — Preferred stock dividends (10.5) (0.12) Gain on repurchase of preferred stock 0.2 — Net Loss Attributable to Common Stockholders $ (37.2) $ (0.41) Add Back: Depreciation expense on operating real estate 2.2 0.03 Undepreciated Loss* $ (35.0) $ (0.38) 26

Yields By Strategy

Quarter over Quarter Comparison

Net Interest Spread (2Q'23 vs 1Q'23)
Net Interest Spread for the second quarter was 0.48%, up 7 bps from the prior quarter primarily attributable to a decrease in average financing cost of 24 bps due to the benefit of our in-the-money interest rate swaps. This increase was partially offset by a decrease in yield on average interest earning assets of 17 bps primarily due to portfolio runoff of higher-yielding BPL bridge loans.

Dollar Amounts in Thousands	2Q'23	1Q'23	4Q'22	3Q'22	2Q'22
Single-Family					
Avg. Interest Earning Assets	$ 3,264,106	$ 3,132,910	$ 3,360,046	$ 3,597,311	$ 3,535,569
Avg. Interest Bearing Liabilities	$ 2,305,556	$ 2,150,130	$ 2,385,831	$ 2,679,668	$ 2,498,132
Yield on Avg. Interest Earning Assets*	5.87 %	6.03 %	6.31 %	6.41 %	6.37 %
Average Financing Cost*	(5.51)%	(5.74)%	(5.29)%	(4.38)%	(3.21)%
Single-Family Net Interest Spread*	**0.36 %**	**0.29 %**	**1.02 %**	**2.03 %**	**3.16 %**
Multi-Family					
Avg. Interest Earning Assets	$ 133,608	$ 123,671	$ 125,890	$ 137,268	$ 137,333
Avg. Interest Bearing Liabilities	$ –	$ –	$ –	$ 3,485	$ 16,591
Yield on Avg. Interest Earning Assets*	10.86 %	11.54 %	11.17 %	9.95 %	9.49 %
Average Financing Cost*	– %	– %	– %	(3.42)%	(2.65)%
Multi-Family Net Interest Spread*	**10.86 %**	**11.54 %**	**11.17 %**	**6.53 %**	**6.84 %**
Corporate/Other					
Avg. Interest Earning Assets	$ 1,249	$ 1,806	$ 1,901	$ 9,706	$ 21,177
Avg. Interest Bearing Liabilities	$ 205,673	$ 145,000	$ 145,000	$ 145,000	$ 145,000
Yield on Avg. Interest Earning Assets*	4.80 %	10.63 %	13.47 %	50.61 %	43.33 %
Average Financing Cost*	(6.45)%	(7.20)%	(6.81)%	(6.33)%	(5.88)%
Corporate/Other Net Interest Spread*	**(1.65)%**	**3.43 %**	**6.66 %**	**44.28 %**	**37.45 %**
Total					
Avg. Interest Earning Assets	$ 3,398,963	$ 3,258,387	$ 3,487,837	$ 3,744,285	$ 3,694,079
Avg. Interest Bearing Liabilities	$ 2,511,229	$ 2,295,130	$ 2,530,831	$ 2,828,153	$ 2,659,723
Yield on Avg. Interest Earning Assets*	6.07 %	6.24 %	6.49 %	6.66 %	6.69 %
Average Financing Cost*	(5.59)%	(5.83)%	(5.38)%	(4.48)%	(3.35)%
Net Interest Spread*	**0.48 %**	**0.41 %**	**1.11%**	**2.18%**	**3.34%**

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

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NYMT

Adjusted Net Interest Income*

Quarter over Quarter Comparison

Adjusted Net Interest Income* (2Q'23 vs 1Q'23)

The increase in Adjusted Interest Income can be primarily attributed to our increased investment in Agency RMBS which offset a decrease in adjusted interest income due to continued portfolio run-off of higher-yielding BPL bridge loans. The increase in Adjusted Interest Expense can be attributed to financing of Agency RMBS purchases as well as the financing of SFR portfolio offset by the benefit of our in-the-money interest rate swaps.

Adjusted Interest Income & Adjusted Interest Expense Breakout by Investment Category

Dollar Amounts in Thousands	2Q'23	1Q'23	4Q'22	3Q'22	2Q'22
Single-Family					
Adjusted Interest Income*	$ 47,941	$ 47,204	$ 53,022	$ 57,667	$ 56,260
Adjusted Interest Expense*	(31,667)	(30,444)	(31,815)	(29,610)	(20,264)
Single-Family Adjusted Net Interest Income*	**$ 16,274**	**$ 16,760**	**$ 21,207**	**$ 28,057**	**$ 35,996**
Multi-Family					
Interest Income	$ 3,618	$ 3,569	$ 3,514	$ 3,414	$ 3,258
Interest Expense	–	–	–	(30)	(111)
Multi-Family Net Interest Income	**$ 3,618**	**$ 3,569**	**$ 3,514**	**$ 3,384**	**$ 3,147**
Corporate/Other					
Interest Income	$ 15	$ 48	$ 64	$ 1,228	$ 2,294
Adjusted Interest Expense*	(3,307)	(2,576)	(2,488)	(2,312)	(2,157)
Corporate/Other Adjusted Net Interest Income*	**$ (3,292)**	**$ (2,528)**	**$ (2,424)**	**$ (1,084)**	**$ 137**
Total Adjusted Interest Income*	$ 51,574	$ 50,821	$ 56,600	$ 62,309	$ 61,812
Total Adjusted Interest Expense*	(34,974)	(33,020)	(34,303)	(31,952)	(22,532)
Total Adjusted Net Interest Income*	**$ 16,600**	**$ 17,801**	**$ 22,297**	**$ 30,357**	**$ 39,280**

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

28
NYMT

Non-Interest Income (Loss)

Quarter over Quarter Comparison

Realized Gains (Losses), Net (2Q'23 vs 1Q'23)
Net realized gains on investment securities and derivatives in the second quarter are primarily related to the termination of interest rate cap agreements as a result of the sale of multi-family properties held by joint ventures, partially offset by realized losses on expired option contracts. Net realized gains on residential loans are primarily a result of loan prepayment activity during the quarter.

Dollar Amounts in Thousands	2Q'23	1Q'23	4Q'22	3Q'22	2Q'22
Residential loans	$ 707	$ 1,081	$ 789	$ 1,673	$ 2,386
Investment securities and derivatives	2,883	–	(28)	18,922	–
Total Realized Gains, net	**$ 3,590**	**$ 1,081**	**$ 761**	**$ 20,595**	**$ 2,386**

Unrealized (Losses) Gains, Net (2Q'23 vs 1Q'23)
Unrealized losses recognized in the second quarter can be attributed to an increase in interest rates during the period, which impacted the fair value of our residential loans and first loss subordinated securities we own in Consolidated SLST, partially offset by unrealized gains on interest rate swaps and interest rate caps.

Dollar Amounts in Thousands	2Q'23	1Q'23	4Q'22	3Q'22	2Q'22
Residential loans	$ (6,970)	$ 29,247	$ (37,136)	$ (124,275)	$ (64,961)
Consolidated SLST	(12,328)	2,299	(4,923)	(7,925)	(4,275)
Preferred equity and mezzanine loan investments	513	452	279	(2,509)	12
Investment securities and derivatives	9,852	(3,509)	108	6,653	1,530
Total Unrealized (Losses) Gains, net	**$ (8,933)**	**$ 28,489**	**$ (41,672)**	**$ (128,056)**	**$ (67,694)**

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

NYMT
29

Non-Interest Income (Loss)

Quarter over Quarter Comparison

Income (Loss) from Equity Investments (2Q'23 vs 1Q'23)
The decrease in income from equity investments in the second quarter is primarily related to unrealized losses recognized on two unconsolidated joint venture equity investments and a decrease in income related to preferred equity investments due to redemptions in the second quarter.

Dollar Amounts in Thousands	2Q'23	1Q'23	4Q'22	3Q'22	2Q'22
Preferred return on preferred equity investments accounted for as equity	$ 5,027	$ 5,313	$ 5,260	$ 5,651	$ 5,703
Unrealized gains (losses), net on preferred equity investments accounted for as equity	5	638	151	(4,195)	326
(Loss) income from unconsolidated joint venture equity investments in multi-family properties	(2,376)	1,060	(925)	(1,054)	299
(Loss) income from entities that invest in or originate residential properties and loans	–	(2,500)	(468)	(3,500)	1,772
Total Income (Loss) from Equity Investments	**$ 2,656**	**$ 4,511**	**$ 4,018**	**$ (3,098)**	**$ 8,100**

Other (Loss) Income (2Q'23 vs 1Q'23)
The decrease in other income in the second quarter is primarily related to impairment loss recognized on four multi-family real estate assets in disposal group held for sale.

Dollar Amounts in Thousands	2Q'23	1Q'23	4Q'22	3Q'22	2Q'22
Preferred equity and mezzanine loan premiums resulting from early redemption	$ 186	$ –	$ 111	$ 1,356	$ 980
Gain on sale of real estate	1,879	–	–	16,759	4
Impairment of real estate	(16,864)	(10,275)	(2,449)	–	–
(Loss) gain on extinguishment of collateralized debt obligations and mortgages payable on real estate	(1,863)	1,170	3,305	(489)	–
Miscellaneous	95	105	44	(4,879)	121
Total Other (Loss) Income	**$ (16,567)**	**$ (9,000)**	**$ 1,011**	**$ 12,747**	**$ 1,105**

See Glossary and End Notes in the Appendix.

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30

Net (Loss) Income from Real Estate

Quarter over Quarter Comparison

Net (Loss) Income from Real Estate (2Q'23 vs 1Q'23)
The increase in net loss from real estate during the quarter was primarily due to impairment loss recognized on four multi-family real estate assets in disposal group held for sale, partially offset by unrealized gains recognized on interest rate cap agreements.

Dollar Amounts in Thousands	2Q'23	1Q'23	4Q'22	3Q'22	2Q'22
Income from real estate	$ 44,776	$ 41,746	$ 39,414	$ 40,784	$ 35,870
Expenses related to real estate:					
Interest expense, mortgages payable on real estate	(24,075)	(22,478)	(19,566)	(16,136)	(13,151)
Depreciation expense on operating real estate [1]	(6,128)	(6,039)	(5,910)	(16,025)	(15,132)
Amortization of lease intangibles related to operating real estate [1]	–	–	–	(16,908)	(37,262)
Other expenses	(22,328)	(22,180)	(20,884)	(20,750)	(18,365)
Total expenses related to real estate	(52,531)	(50,697)	(46,360)	(69,819)	(83,910)
Impairment of real estate	(16,864)	(10,275)	(2,449)	–	–
Other gain (loss)	6,572	(1,298)	2,287	41,213	4
Net (Loss) Income from Real Estate	**$ (18,047)**	**$ (20,524)**	**$ (7,108)**	**$ 12,178**	**$ (48,036)**
Net loss attributable to non-controlling interest	3,892	6,701	5,635	2,617	18,922
Net (Loss) Income from Real Estate Attributable to the Company	**$ (14,155)**	**$ (13,823)**	**$ (1,473)**	**$ 14,795**	**$ (29,114)**

(1) See *Slide 41* for amounts of depreciation expense and amortization of lease intangibles related to operating real estate attributable to the Company.

See Glossary and End Notes in the Appendix.

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31

Expense Analysis Quarter over Quarter Comparison General and Administrative Expenses (2Q’23 vs 1Q’23) Quarterly general and administrative expenses increased primarily due to annual board stock-based compensation granted during the quarter. Portfolio Operating Expenses (2Q’23 vs 1Q’23) Portfolio operating expenses decreased primarily due to residential loan portfolio runoff, partially offset by an increase in ancillary fees received. Dollar Amounts in Thousands 2Q'23 1Q'23 4Q'22 3Q'22 2Q'22 Salaries, benefits and directors' compensation $ 9,820 $ 9,367 $ 9,955 $ 8,916 $ 10,020 Other general and administrative expenses 3,496 3,316 3,342 2,694 3,155 Total General and Administrative Expenses $ 13,316 $ 12,683 $ 13,297 $ 11,610 $ 13,175 Dollar Amounts in Thousands 2Q'23 1Q'23 4Q'22 3Q'22 2Q'22 Portfolio Operating Expenses $ 5,649 $ 7,070 $ 8,585 $ 10,124 $ 12,690 See Glossary and End Notes in the Appendix. 32

Other Comprehensive (Loss) Income Dollar Amounts in Thousands 2Q'23 1Q'23 4Q'22 3Q'22 2Q'22 Net (Loss) Income Attributable to Company's Common Stockholders $ (37,202) $ 10,521 $ (48,076) $ (125,770) $ (82,389) Other Comprehensive (Loss) Income (Decrease) increase in fair value of investment securities available for sale (383) 591 83 (1,109) (535) Total Other Comprehensive (Loss) Income (383) 591 83 (1,109) (535) Comprehensive (Loss) Income Attributable to Company's Common Stockholders $ (37,585) $ 11,112 $ (47,993) $ (126,879) $ (82,924) See Glossary and End Notes in the Appendix. 33

Book Value Changes in Book Value The following table analyzes the changes in GAAP Book Value and Adjusted Book Value* of our common stock for the quarter ended June 30, 2023. Amounts in Thousands, except per share Amount Shares Per Share Beginning Balance, GAAP Book Value $ 1,180,861 91,180 $ 12.95 Common stock issuance, net 2,942 70 Preferred stock repurchase 40 — Balance after share activity 1,183,843 91,250 12.97 Adjustment of redeemble non-controlling interest to estimated redemption value 16,597 0.18 Dividends and dividend equivalents declared (27,842) (0.30) Net change in accumulated other comprehensive loss: Investment securities available for sale (383) — Net loss attributable to Company's common stockholders (37,202) (0.41) Ending Balance, GAAP Book Value $ 1,135,013 91,250 $ 12.44 Add: Cumulative depreciation expense on real estate (1) 23,157 0.25 Cumulative amortization of lease intangibles related to real estate (1) 30,843 0.34 Cumulative adjustment of redeemable non-controlling interest to estimated redemption value 27,640 0.30 Adjustment of amortized cost liabilities to fair value 90,129 0.99 Ending Balance, Adjusted Book Value* $ 1,306,782 91,250 $ 14.32 Quarter Ended June 30, 2023 (1) Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized. See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. 34

Annual and Quarterly Returns

Economic/Total Rate

Economic Return:
Change in book value per share for the period + Dividend per share declared for the period, divided by the beginning period book value per share.

Economic Return on Adjusted Book Value:*
Change in Adjusted Book Value per share for the period + Dividend per share declared for the period, divided by the beginning period Adjusted Book Value per share.

	2Q'23	1Q'23	2022	2021	2020
Book Value per share					
Beginning	$ 12.95	$ 13.27	$ 18.81	$ 18.84	$ 23.12
Ending	$ 12.44	$ 12.95	$ 13.27	$ 18.81	$ 18.84
Change in Book Value per share	**$ (0.51)**	**$ (0.32)**	**$ (5.54)**	**$ (0.03)**	**$ (4.28)**
Dividends					
Q1		$ 0.40	$ 0.40	$ 0.40	$ –
Q2	$ 0.30		0.40	0.40	0.20
Q3			0.40	0.40	0.30
Q4			0.40	0.40	0.40
Total	**$ 0.30**	**$ 0.40**	**$ 1.60**	**$ 1.60**	**$ 0.90**
Economic Return	**(1.6)%**	**0.6 %**	**(20.9)%**	**8.3 %**	**(14.6)%**
Adjusted Book Value per share*					
Beginning	$ 15.41	$ 15.89	$ 18.89	$ 18.82	$ 23.08
Ending	$ 14.32	$ 15.41	$ 15.89	$ 18.89	$ 18.82
Change in Adjusted Book Value per share	**$ (1.09)**	**$ (0.48)**	**$ (3.00)**	**$ 0.07**	**$ (4.26)**
Economic Return on Adjusted Book Value*	**(5.1)%**	**(0.5)%**	**(7.4)%**	**8.7 %**	**(14.5)%**

Total Rate of Return:
Change in Stock Price for the period + Dividend per share declared for the period, divided by the beginning period Stock Price.

	2Q'23	1Q'23	2022	2021	2020
Stock Price					
Beginning	$ 9.96	$ 10.24	$ 14.88	$ 14.76	$ 24.92
Ending	$ 9.92	$ 9.96	$ 10.24	$ 14.88	$ 14.76
Change in Stock Price	**$ (0.04)**	**$ (0.28)**	**$ (4.64)**	**$ 0.12**	**$ (10.16)**
Total Rate of Return	**2.6 %**	**1.2 %**	**(20.4)%**	**11.7 %**	**(37.2)%**

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

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Appendix 36

Non-GAAP Financial Measures Adjusted Net Interest Income and Net Interest Spread In addition to the results presented in accordance with GAAP, this supplemental presentation includes certain non-GAAP financial measures, including adjusted interest income, adjusted interest expense, adjusted net interest income, yield on average interest earning assets, average financing cost, net interest spread, undepreciated earnings and adjusted book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this supplemental presentation to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated. Financial results for the Company during a given period include the net interest income earned on our investment portfolio of residential loans, RMBS, CMBS, ABS and preferred equity investments and mezzanine loans, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our “interest earning assets”). Adjusted net interest income and net interest spread (both supplemental non-GAAP financial measures) are impacted by factors such as our cost of financing, including our hedging costs, and the interest rate that our investments bear. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted net interest income as such factors will be amortized over the expected term of such investments. We provide the following non-GAAP financial measures, in total and by investment category, for the respective periods: • Adjusted Interest Income – calculated as our GAAP interest income reduced by the interest expense recognized on Consolidated SLST CDOs, • Adjusted Interest Expense – calculated as our GAAP interest expense reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include the net interest component of interest rate swaps, • Adjusted Net Interest Income – calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income, • Yield on Average Interest Earning Assets – calculated as the quotient of our Adjusted Interest Income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company, • Average Financing Cost – calculated as the quotient of our Adjusted Interest Expense and the average outstanding balance of our interest bearing liabilities, excluding Consolidated SLST CDOs and mortgages payable on real estate, and • Net Interest Spread – calculated as the difference between our Yield on Average Interest Earning Assets and our Average Financing Cost. These measures remove the impact of Consolidated SLST that we consolidate in accordance with GAAP and include the net interest component of interest rate swaps utilized to hedge the variable cash flows associated with our variable-rate borrowings, which is included in unrealized gains (losses) in the Company's consolidated statements of operations. With respect to Consolidated SLST, we only include the interest income earned by the Consolidated SLST securities that are actually owned by the Company as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company. We include the net interest component of interest rate swaps in these measures to more fully represent the cost of our financing strategy. We provide the non-GAAP financial measures listed above because we believe these non-GAAP financial measures provide investors and management with additional detail and enhance their understanding of our interest earning asset yields, in total and by investment category, relative to the cost of our financing and the underlying trends within our portfolio of interest earning assets. In addition to the foregoing, our management team uses these measures to assess, among other things, the performance of our interest earning assets in total and by asset, possible cash flows from our interest earning assets in total and by asset, our ability to finance or borrow against the asset and the terms of such financing and the composition of our portfolio of interest earning assets, including acquisition and disposition determinations. Prior to the quarter ended December 31, 2022, we also reduced GAAP interest expense by the interest expense on mortgages payable on real estate. Commencing with the quarter ended December 31, 2022, we reclassified the interest expense on mortgages payable on real estate to expenses related to real estate on our consolidated statements of operations and, as such, it is no longer included in GAAP interest expense. Prior period disclosures have been conformed to the current period presentation. The following slides present reconciliations of GAAP interest income to Adjusted Interest Income, GAAP interest expense to Adjusted Interest Expense and GAAP net interest income to Adjusted Net Interest Income for our single-family and corporate/other portfolios and the Company for the periods indicated. See Glossary and End Notes in the Appendix. 37

Non-GAAP Financial Measures Reconciliation of Single-Family Adjusted Net Interest Income Dollar Amounts in Thousands 2Q'23 1Q'23 4Q'22 3Q'22 2Q'22 Single-Family GAAP interest income $ 53,907 $ 53,519 $ 59,370 $ 64,278 $ 62,468 GAAP interest expense (38,542) (36,759) (38,163) (36,221) (26,472) GAAP total net interest income $ 15,365 $ 16,760 $ 21,207 $ 28,057 $ 35,996 GAAP interest income $ 53,907 $ 53,519 $ 59,370 $ 64,278 $ 62,468 Adjusted for: Consolidated SLST CDO interest expense (5,966) (6,315) (6,348) (6,611) (6,208) Adjusted Interest Income $ 47,941 $ 47,204 $ 53,022 $ 57,667 $ 56,260 GAAP interest expense $ (38,542) $ (36,759) $ (38,163) $ (36,221) $ (26,472) Adjusted for: Consolidated SLST CDO interest expense 5,966 6,315 6,348 6,611 6,208 Net interest benefit of interest rate swaps 909 — — — — Adjusted Interest Expense $ (31,667) $ (30,444) $ (31,815) $ (29,610) $ (20,264) Adjusted Net Interest Income (1) $ 16,274 $ 16,760 $ 21,207 $ 28,057 $ 35,996 (1) Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income. See Glossary and End Notes in the Appendix. 38

Non-GAAP Financial Measures Reconciliation of Corporate/Other Adjusted Net Interest Income Dollar Amounts in Thousands 2Q'23 1Q'23 4Q'22 3Q'22 2Q'22 Corporate/Other GAAP interest income $ 15 $ 48 $ 64 $ 1,228 $ 2,294 GAAP interest expense (3,862) (2,576) (2,488) (2,312) (2,157) GAAP total net interest income $ (3,847) $ (2,528) $ (2,424) $ (1,084) $ 137 GAAP interest expense $ (3,862) $ (2,576) $ (2,488) $ (2,312) $ (2,157) Adjusted for: Net interest benefit of interest rate swaps 555 — — — — Adjusted Interest Expense $ (3,307) $ (2,576) $ (2,488) $ (2,312) $ (2,157) Adjusted Net Interest Income (1) $ (3,292) $ (2,528) $ (2,424) $ (1,084) $ 137 (1) Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from GAAP Interest Income. See Glossary and End Notes in the Appendix. 39

Non-GAAP Financial Measures Reconciliation of Total Adjusted Net Interest Income (1) Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income. Dollar Amounts in Thousands 2Q'23 1Q'23 4Q'22 3Q'22 2Q'22 GAAP interest income $ 57,540 $ 57,136 $ 62,948 $ 68,920 $ 68,020 GAAP interest expense (42,404) (39,335) (40,651) (38,563) (28,740) GAAP total net interest income $ 15,136 $ 17,801 $ 22,297 $ 30,357 $ 39,280 GAAP interest income $ 57,540 $ 57,136 $ 62,948 $ 68,920 $ 68,020 Adjusted for: Consolidated SLST CDO interest expense (5,966) (6,315) (6,348) (6,611) (6,208) Adjusted Interest Income $ 51,574 $ 50,821 $ 56,600 $ 62,309 $ 61,812 GAAP interest expense $ (42,404) $ (39,335) $ (40,651) $ (38,563) $ (28,740) Adjusted for: Consolidated SLST CDO interest expense 5,966 6,315 6,348 6,611 6,208 Net Interest benefit of interest rate swaps 1,464 — — — — Adjusted Interest Expense $ (34,974) $ (33,020) $ (34,303) $ (31,952) $ (22,532) Adjusted Net Interest Income (1) $ 16,600 $ 17,801 $ 22,297 $ 30,357 $ 39,280 See Glossary and End Notes in the Appendix. 40

Non-GAAP Financial Measures Undepreciated (Loss) Earnings Undepreciated (Loss) Earnings is a supplemental non-GAAP financial measure defined as GAAP net (loss) income attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense related to operating real estate, net. By excluding these non-cash adjustments from our operating results, we believe that the presentation of Undepreciated (Loss) Earnings provides a consistent measure of our operating performance and useful information to investors to evaluate the effective net return on our portfolio. In addition, we believe that presenting Undepreciated (Loss) Earnings enables our investors to measure, evaluate, and compare our operating performance to that of our peers. A reconciliation of net (loss) income attributable to Company's common stockholders to Undepreciated (Loss) Earnings for the periods indicated is presented below: Dollar Amounts in Thousands (except per share data) 2Q'23 1Q'23 4Q'22 3Q'22 2Q'22 Net (loss) income attributable to Company's common stockholders $ (37,202) $ 10,521 $ (48,076) $ (125,770) $ (82,389) Add: Depreciation expense on operating real estate 2,180 2,120 1,960 11,104 10,309 Amortization of lease intangibles related to operating real estate — — — 13,193 22,910 Undepreciated (Loss) Earnings $ (35,022) $ 12,641 $ (46,116) $ (101,473) $ (49,170) Weighted average shares outstanding - basic 91,193 91,314 92,548 94,269 95,300 Undepreciated (Loss) Earnings per common share $ (0.38) $ 0.14 $ (0.50) $ (1.08) $ (0.52) See Glossary and End Notes in the Appendix. 41

Non-GAAP Financial Measures Adjusted Book Value Per Common Share Previously, we presented undepreciated book value per common share as a non-GAAP financial measure. Commencing with the quarter ended December 31, 2022, we discontinued disclosure of undepreciated book value per common share and instead present Adjusted Book Value per common share, also a non- GAAP financial measure. When presented in prior periods, undepreciated book value was calculated by excluding from GAAP book value the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period. Since we began disclosing undepreciated book value, we identified additional items as materially affecting our book value and believe they should also be incorporated in order to provide a more useful non- GAAP measure for investors to evaluate our current performance and trends and facilitate the comparison of our financial performance and Adjusted Book Value per common share to that of our peers. Accordingly, we calculate Adjusted Book Value per common share by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our liabilities that finance our investment portfolio to fair value. Our rental property portfolio includes fee simple interests in single-family rental homes and joint venture equity interests in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of cumulative non-cash depreciation and amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, adjusted book value reflects the value, at their undepreciated basis, of our single-family rental properties and joint venture equity investments that the Company has determined to be recoverable at the end of the period. Additionally, in connection with third party ownership of certain of the non-controlling interests in certain of the Consolidated Real Estate VIEs, we record redeemable non-controlling interests as mezzanine equity on our consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held by the applicable Consolidated Real Estate VIEs. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our consolidated financial statements, the cumulative adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, Adjusted Book Value more closely aligns the accounting treatment applied to these real estate assets and reflects our joint venture equity investment at its undepreciated basis. The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our consolidated financial statements. However, unlike our use of the fair value option for the assets in our investment portfolio, the CDOs issued by our residential loan securitizations, senior unsecured notes and subordinated debentures that finance our investment portfolio assets are carried at amortized cost in our consolidated financial statements. By adjusting these financing instruments to fair value, Adjusted Book Value reflects the Company's net equity in investments on a comparable fair value basis. We believe that the presentation of Adjusted Book Value per common share provides a more useful measure for investors and us than undepreciated book value as it provides a more consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers. The following slide presents a reconciliation of GAAP book value to Adjusted Book Value and calculation of Adjusted Book Value per common share as of the dates indicated. See Glossary and End Notes in the Appendix. 42

Non-GAAP Financial Measures

Reconciliation of Adjusted Book Value Per Common Share

Dollar Amounts in Thousands (except per share data)		2Q'23		1Q'23		4Q'22		3Q'22		2Q'22
Company's stockholders' equity	$	1,690,712	$	1,737,506	$	1,767,216	$	1,917,506	$	2,092,991
Preferred stock liquidation preference		(555,699)		(556,645)		(557,125)		(557,125)		(557,125)
GAAP Book Value		1,135,013		1,180,861		1,210,091		1,360,381		1,535,866
Add:										
Cumulative depreciation expense on real estate [1]		23,157		33,553		31,433		29,473		20,081
Cumulative amortization of lease intangibles related to real estate [1]		30,843		59,844		59,844		59,844		48,213
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value		27,640		44,237		44,237		–		–
Adjustment of amortized cost liabilities to fair value		90,129		86,978		103,066		104,518		70,028
Adjusted Book Value	**$**	**1,306,782**	**$**	**1,405,473**	**$**	**1,448,671**	**$**	**1,554,216**	**$**	**1,674,188**
Common shares outstanding		91,250		91,180		91,194		93,288		94,662
GAAP book value per common share	$	12.44	$	12.95	$	13.27	$	14.58	$	16.22
Adjusted Book Value per common share	**$**	**14.32**	**$**	**15.41**	**$**	**15.89**	**$**	**16.66**	**$**	**17.69**

(1) Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized.

See Glossary and End Notes in the Appendix.

NYMT
43

Glossary The following defines certain of the commonly used terms in this presentation: "ABS" refers to asset-backed securities; "Adjusted Book Value" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Book Value Per Common Share"; "Adjusted Interest Income" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "Adjusted Interest Expense" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "Adjusted Net Interest Income" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "Agency" refers to CMBS or RMBS representing interests in or obligations backed by pools of mortgage loans issued and guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "Average Financing Cost" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "Average Interest Earning Assets" include residential loans, multi-family loans and investment securities and exclude all Consolidated SLST assets other than those securities owned by the Company. Average Interest Earning Assets is calculated based on the daily average amortized cost; "Average Interest Bearing Liabilities" is calculated each quarter based on the daily average outstanding balance for the respective periods and include repurchase agreements, residential loan securitization CDOs, senior unsecured notes and subordinated debentures and exclude Consolidated SLST CDOs and mortgages payable on real estate as the Company does not directly incur interest expense on these liabilities that are consolidated for GAAP purposes; "BPL" refers to business purpose loans; "BPL-Bridge" refers to short-term business purpose loans collateralized by residential properties made to investors who intend to rehabilitate and sell the residential property for a profit; "BPL-Rental" refers to business purpose loans which finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants; "Capital Allocation" refers to the net capital allocated (see Appendix - "Capital Allocation"); "CDO" or "collateralized debt obligation" includes debt that permanently finances the residential loans held in Consolidated SLST and the Company's residential loans held in securitization trusts that we consolidate or consolidated in our financial statements in accordance with GAAP; "CMBS" refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; "Company Recourse Leverage Ratio" represents total outstanding recourse repurchase agreement financing plus subordinated debentures and senior unsecured notes divided by the Company's total stockholders' equity. Does not include non-recourse repurchase agreement financing, collateralized debt obligations and mortgages payable on real estate as they are non-recourse debt to the Company; "Consolidated Real Estate VIEs" refers to Consolidated VIEs that own multi-family properties; "Consolidated SLST" refers to a Freddie Mac-sponsored residential mortgage loan securitization, comprised of seasoned re-performing and non-performing residential mortgage loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; "Consolidated SLST CDOs" refers to the debt that permanently finances the residential mortgage loans held in Consolidated SLST that we consolidate in our financial statements in accordance with GAAP; "Consolidated VIEs" refers to variable interest entities (“VIEs”) where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that the Company consolidates in its consolidated financial statements in accordance with GAAP; "Corporate Debt" refers to subordinated debentures and senior unsecured notes, collectively; "DSCR" refers to debt service coverage ratio; "Economic Return" is calculated based on the periodic change in GAAP book value per share plus dividends declared per common share during the respective period; 44

Glossary "Economic Return on Adjusted Book Value" is calculated based on the periodic change in Adjusted Book Value per common share, a supplemental non-GAAP measure, plus dividends declared per common share during the respective periods; "IOs" refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; "JV" refers to joint venture; "LTARV" refers to loan-to-after repair value ratio; "LTC" refers to loan-to-cost ratio; "LTD" refers to life-to-date ratio; "LTV" refers to loan-to-value ratio; "Market Capitalization" is the outstanding shares of common stock and preferred stock multiplied by closing common stock and preferred stock market prices as of the date indicated; "Mezzanine Lending" refers to the Company's preferred equity in, and mezzanine loans to, entities that have multi-family real estate assets; "MF" refers to multi-family; "MTM" refers to mark-to-market; "Net Capital" refers to the net carrying value of assets and liabilities related to a strategy; "Net Interest Spread" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread"; "non-Agency RMBS" refers to RMBS that are not guaranteed by any agency of the U.S. Government or GSE; "POs" refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; "PSA" refers to purchase and sale agreement; "Portfolio Recourse Leverage Ratio" represents outstanding recourse repurchase agreement financing divided by the Company's total stockholders' equity; "RMBS" refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; "ROE" refers to return on equity; "RPL" refers to pools of seasoned re-performing, non-performing and other delinquent mortgage loans secured by first liens on one- to four-family properties; "S&D" refers to scratch and dent mortgage loans secured by a mortgage lien on a one- to four- family residential property intended by the originator to conform with Fannie Mae, Freddie Mac or other conduit standards but did not meet the originally intended origination guidelines due to errors in relevant documentation, credit underwriting of the borrower, consumer disclosures or other applicable requirements; "SF" refers to single-family; "SFR" refers to single-family rental properties; "Total Investment Portfolio" refers to the carrying value of investments actually owned by the Company (see Appendix – “Capital Allocation”); "Total Portfolio Leverage Ratio" represents outstanding repurchase agreement financing plus residential CDOs issued by the Company related to the strategy divided by the Net Capital allocated to the strategy; "Total Rate of Return" is calculated based on the change in price of the Company's common stock plus dividends declared per common share during the respective period; "Undepreciated Earnings (Loss)" has the meaning set forth in "Non-GAAP Financial Measures—Undepreciated Earnings (Loss)"; "UPB" refers to unpaid principal balance; "WA" refers to weighted average; "WALA" refers to weighted average loan age; "WAR" refers to weighted average interest rate as of the end of the period; and "Yield on Average Interest Earning Assets" has the meaning set forth in "Non-GAAP Financial Measures—Adjusted Net Interest Income and Net Interest Spread". 45

End Notes Slide 1 − Image(s) used under license from Powerpoint Stock Images. Slide 3 − Image(s) used under license from Powerpoint Stock Images. Slide 4 − Image(s) used under license from Powerpoint Stock Images. Slide 5 − Image(s) used under license from Powerpoint Stock Images. Slide 6 − Refer to Appendix - "Capital Allocation" for a detailed breakout of Capital Allocation and Total Investment Portfolio. Slide 7 − "Change in Effective Federal Funds Rate" data sourced from Bloomberg. − "Fiscal Spending Still Elevated" data sourced from Federal Reserve Economic Data. Slide 8 − "Quarterly Total Deposits for U.S. Insured Banks, by Asset Size" data sourced from the Federal Deposit Insurance Corporation. − "Decline in Number of U.S. Banks Over Time" data sourced from the Federal Deposit Insurance Corporation. Slide 9 − Reduction of NYMT portfolio represents the change in Total Investment Portfolio carrying value from June 30, 2022 to December 31, 2022. Slide 10 − Available cash is calculated as unrestricted cash of $232.5 million less $9.4  million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale. − Financing of unencumbered assets represents the estimated available repurchase agreement and revolver securitization financings for the Company's residential loans, investment securities and single-family rental properties as of June 30, 2023. − Additional financing of under-levered assets represents the estimated additional financing available for residential loans, investment securities and CDOs repurchased from residential loan securitizations under the Company's current repurchase agreements as of June  30, 2023. − % Market Capitalization is calculated as the quotient of Available Cash, Financing of Unencumbered Assets, Additional Financing of Under- Levered Assets and Total Deployment Availability and the Company's total market capitalization as of June 30, 2023. − NYMT Investment Portfolio Size amounts for the periods presented represent the investment portfolio carrying values as of June 30, 2023 (see Appendix – “Capital Allocation”). Slide 11 − Available cash as of June 30, 2023 is calculated as unrestricted cash of $232.5  million less $9.4  million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale. − Carrying value of sold properties held by joint ventures represent the Company's aggregate net equity investment in the consolidated multi- family apartment properties as of March 31, 2023. Slide 12 − Image(s) used under license from Powerpoint Stock Images. Slide 13 − Dividend yield calculated based on share price of the Company's common stock as of June 30, 2023. − Total Portfolio Size and Investment Allocation of the investment portfolio represent investment portfolio carrying value as of June 30, 2023 (see Appendix – “Capital Allocation”). − EPS Contribution amounts are calculated as the quotient of net interest income and the weighted average shares outstanding for the periods indicated. − Available Cash represents unrestricted cash at quarter-end for each of the periods indicated less cash held by the Company's consolidated multi-family properties not in disposal group held for sale. Slide 14 − Non-MTM Borrowings include residential loan CDOs, subordinated debentures, repurchase agreement financing not subject to margin calls and senior unsecured notes. MTM Borrowings include repurchase agreement financing subject to margin calls. Portfolio and Corporate Debt includes both Non-MTM and MTM Borrowings. − Amounts for Senior Unsecured Notes and Subordinated Debentures represent the outstanding note balance. 46

End Notes − MTM Repo - Agency includes repurchase agreement financing subject to margin calls used to fund the purchase of Agency RMBS. − MTM Repo - Credit includes repurchase agreement financing subject to margin calls used to fund the purchase of residential loans, single-family rental properties and non-Agency RMBS. − Non-MTM Repo - Credit includes repurchase agreement financing not subject to margin calls used to fund the purchase of residential loans. − Securitization Financing includes residential loan securitizations. − MTM Repo, Non-MTM Repo and Securitization Financing amounts represent the outstanding loan amount or note balance. − Available Cash represents unrestricted cash at quarter-end for each of the periods indicated less cash held by the Company's consolidated multi-family properties not in disposal group held for sale. Slide 15 − Other Investments include an equity investment in an entity that originates residential loans. − Portfolio Asset amounts for BPL Bridge, RPL, Performing Loans, BPL Rental, Non-Agency RMBS, Mezzanine Lending, CMBS, Agency RMBS and Other Investments represent the fair value of the assets as of June 30, 2023. − Portfolio Asset amount for SFR represents the net depreciated value of the real estate assets as of June 30, 2023. − Joint Venture Equity Portfolio amount represents the Company's net equity investment in consolidated and unconsolidated multi-family apartment properties as of June 30, 2023. Refer to Appendix - "Reconciliation of Joint Venture Equity Investments" for a detailed breakout. − Available cash is calculated as unrestricted cash of $232.5 million less $9.4 million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale. − Portfolio and Corporate Debt amounts represent the outstanding loan amount or note balance of the instruments as of June 30, 2023. − Securitization Debt includes residential loan securitizations. − Agency - MTM Repurchase Agreements include repurchase agreement financing subject to margin calls used to fund the purchase of Agency RMBS. − Credit - MTM Repurchase Agreements include repurchase agreement financing subject to margin calls used to fund the purchase of residential loans, single-family rental properties and non-Agency RMBS. − Credit - Non-MTM Repurchase Agreements include repurchase agreement financing not subject to margin calls used to fund the purchase of residential loans. Slide 16 − Image(s) used under license from Powerpoint Stock Images. Slide 17 − Portfolio Acquisitions represent the cost of assets acquired by the Company during the periods presented. Slide 18 − Total Investment Portfolio, Total Capital, and Net Capital represent amounts derived from the investment portfolio carrying value and net Company capital allocated as of June 30, 2023. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Net Capital. − Asset Value for BPL-Bridge, BPL-Rental, Performing Loan, RPL, Agency RMBS and Non-Agency RMBS strategies represent the fair value of the assets as of June 30, 2023. Asset Value for SFR represents the net depreciated value of the real estate assets as of June 30, 2023. − Asset Value and Net Capital for Securities include Consolidated SLST securities owned by the Company with a fair value of $170 million and other non-Agency RMBS with a fair value of $64 million. − Portfolio Recourse Leverage Ratio represents outstanding recourse repurchase agreement financing related to the strategy divided by the net capital allocated to the strategy. − Total Portfolio Leverage Ratio represents outstanding repurchase agreement financing plus residential CDOs issued by the Company related to the strategy divided by the net capital allocated to the strategy. − Calculation of Portfolio Recourse Leverage Ratio and Total Portfolio Leverage Ratio for BPL and RPL strategies includes securities repurchased from residential loan securitizations. − Average FICO and Average Coupon for RPL Strategy, BPL- Bridge Strategy, BPL-Rental Strategy and Performing Loan Strategy represent the weighted average borrower FICO score and weighted average gross coupon rate for residential loans held as of June 30, 2023. 47

End Notes − Average LTV for RPL Strategy, BPL-Rental Strategy and Performing Loan Strategy represents the weighted average loan-to-value for residential loans held as of June 30, 2023. LTV for these strategies is calculated using the most current property value available. Average LTV for BPL-Bridge Strategy represents the weighted average LTARV for residential loans, calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). − Average FICO and Average LTV for Agency RMBS strategy represent the weighted average borrower FICO score and weighted average loan-to- value of the underlying collateral per the most recent data available in Bloomberg. Average Coupon for Agency RMBS strategy represents the weighted average coupon rate of the investment securities. − Average FICO, Average LTV and Average Coupon for Non-Agency RMBS strategy represent the weighted average borrower FICO score, weighted average loan-to-value and weighted average coupon rate of the underlying collateral of Consolidated SLST as of June 30, 2023. Slide 19 − UPB represents the interest bearing balance of the BPL-Bridge strategy portfolio as of June 30, 2023. Average FICO and Average Coupon represent the weighted average borrower FICO score and weighted average gross coupon rate for loans within the BPL-Bridge strategy that were held as of June 30, 2023. − LTD UPB Invested includes life-to-date purchased interest bearing balances and life-to-date funded interest bearing holdback for the BPL- Bridge strategy. − Average LTARV represents the weighted average LTARV calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). − Average LTC represents the weighted average LTC calculated using the initial loan amount at origination (exclusive of any debt service, rehab escrows and other escrows or other amounts not funded to the borrower at closing) and initial cost basis. Initial cost basis is calculated as the purchase cost for non-re-financed loans or the as-is-value for re-financed loans. − Original Term represents the weighted average original loan term for the BPL-Bridge portfolio as of June 30, 2023. − WALA represents the weighted average loan age of the BPL-Bridge portfolio as of June 30, 2023. − DQ 60+ refers to loans greater than 60 days delinquent. − Cash collections as percentage of monthly scheduled interest is calculated as the quotient of aggregate coupon interest, default interest, late fees and extension fees collected from BPL-Bridge borrowers in the periods presented and aggregate coupon accrual calculated using the outstanding interest bearing balance and the contractual note rate of BPL-Bridge loans for the periods presented. Slide 20 − Market value represents the fair value of the Agency RMBS strategy portfolio as of June 30, 2023. − Average Coupon represents the weighted average coupon rate of Agency RMBS as of June 30, 2023. − WALA represents the weighted average loan age of the underlying collateral of Agency RMBS as of June 30, 2023. − Specified Pool Breakdown percentages are calculated based on the aggregate fair value of each classification group as of June 30, 2023. − Agency RMBS Current Coupon Spreads sourced from Bloomberg. − NYMT Recent Agency RMBS Holdings represent the fair value of Agency RMBS purchased in 2023 as of June 30, 2023. Slide 21 − Total Investment Portfolio, Total Capital, and Net Capital represent amounts derived from the investment portfolio carrying value and net Company capital allocated as of June 30, 2023. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Net Capital. − Asset Value for Mezzanine Lending investments represents the fair value of the investments. − Asset Value for Joint Venture Equity investments represents the Company's net equity investment in consolidated and unconsolidated multi-family apartment properties. Refer to Appendix - "Reconciliation of Joint Venture Equity Investments" for a detailed breakout. − Average DSCR and Average Adjusted LTV of Mezzanine Lending investments represent the weighted average DSCR and weighted average combined LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties, respectively, as of June 30, 2023. 48

End Notes − Average coupon rate of Mezzanine Lending investments is a weighted average rate based upon the unpaid principal amount and contractual interest or preferred return rate as of June 30, 2023. − Average DSCR and Average Adjusted LTV for Joint Venture Equity investments represent the DSCR and LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties, respectively, as of June 30, 2023. − Target IRR for Joint Venture Equity investments represents the range of estimated internal rates of return for the investments. Slide 22 − Annualized rent growth rate is calculated as the average annualized monthly change in per-unit rent for the underlying properties of Mezzanine Lending investments for the periods presented. − Balance represents investment amount as of June 30, 2023. − Coupon represents the weighted average coupon rate based upon the unpaid principal amount and contractual interest or preferred return rate. − Adjusted LTV represents the weighted average combined LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties as of June 30, 2023. − DSCR represents the weighted average DSCR of the underlying properties as of June 30, 2023. − Full year 2023 rate of prepayment of Mezzanine Lending Investments calculated as the quotient of aggregate loan amounts redeemed in 2022 and the total loan amount of the Mezzanine Lending portfolio on January 1, 2022. Q2 2023 rate of prepayment of Mezzanine Lending Investments calculated as the quotient of aggregate loan amounts redeemed in Q2 2023 and the total loan amount of the Mezzanine Lending portfolio on January 1, 2023. Slide 23 − Annualized rent growth rate is calculated as the average annualized monthly change in per-unit rent for the underlying properties of Joint Venture Equity investments for the periods presented. − Carrying value of sold properties held by joint ventures represent the Company's aggregate net equity investment in the consolidated multi- family apartment properties as of March 31, 2023. − NYMT Equity Basis represents the Company's net equity investment in consolidated and unconsolidated multi-family apartment properties in disposal group held for sale as of June 30, 2023. − Adjusted LTV represents the LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties as of June 30, 2023. 49 Slide 24 − Image(s) used under license from Powerpoint Stock Image. Slide 25 − Image(s) used under license from Powerpoint Stock Image. Slide 29 − Unrealized gains/losses on Consolidated SLST includes unrealized gains/ losses on the residential loans held in Consolidated SLST and unrealized gains/losses on the CDOs issued by Consolidated SLST and not owned by the Company. Slide 34 − Outstanding shares used to calculate book value per common share and Adjusted Book Value per common share for the quarter ended June 30, 2023 are 91,250,399. − Common stock issuance, net includes amortization of stock based compensation. Slide 36 − Image(s) used under license from Powerpoint Stock Image.

Capital Allocation

At June 30, 2023 (Dollar Amounts in Thousands)	Single-Family [1]	Multi-Family	Corporate/ Other	Total
Residential loans	$ 3,136,812	$ –	$ –	$ 3,136,812
Consolidated SLST CDOs	(617,168)	–	–	(617,168)
Multi-family loans	–	97,422	–	97,422
Investment securities available for sale	703,875	30,397	–	734,272
Equity investments	–	143,755	25,000	168,755
Equity investments in consolidated multi-family properties [2]	–	144,135	–	144,135
Equity investments in disposal group held for sale [3]	–	189,592	–	189,592
Single-family rental properties	162,233	–	–	162,233
Total investment portfolio carrying value	**$ 3,385,752**	**$ 605,301**	**$ 25,000**	**$ 4,016,053**
Repurchase agreements	$ (1,145,108)	$ –	$ –	$ (1,145,108)
Residential loan securitization CDOs	(1,369,632)	–	–	(1,369,632)
Senior unsecured notes	–	–	(97,742)	(97,742)
Subordinated debentures	–	–	(45,000)	(45,000)
Cash, cash equivalents and restricted cash [4]	107,424	–	228,612	336,036
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	–	(27,640)	–	(27,640)
Other	64,745	595	(41,595)	23,745
Net Company capital allocated	**$ 1,043,181**	**$ 578,256**	**$ 69,275**	**$ 1,690,712**
Company Recourse Leverage Ratio [5]				**0.7x**
Portfolio Recourse Leverage Ratio [6]				**0.6x**

(1) The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company's condensed consolidated financial statements. Consolidated SLST is primarily presented on our condensed consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of June 30, 2023 was limited to the RMBS comprised of first loss subordinated securities and certain IOs issued by the securitization with an aggregate net carrying value of $170.0 million.

(2) Represents the Company's equity investments in consolidated multi-family properties that are not in disposal group held for sale. A reconciliation of the Company's equity investments in consolidated multi-family properties and disposal group held for sale to the Company's condensed consolidated financial statements is included below in "Reconciliation of Joint Venture Equity Investments."

(3) Includes both unconsolidated and consolidated equity investments in multi-family properties that are held for sale in disposal group. A reconciliation of the Company's equity investments in consolidated multi-family properties and disposal group held for sale to the Company's condensed consolidated financial statements is included below in "Reconciliation of Joint Venture Equity Investments."

(4) Excludes cash in the amount of $33.5 million held in the Company's equity investments in consolidated multi-family properties and consolidated equity investments in disposal group held for sale. Restricted cash is included in the Company's condensed consolidated balance sheets in other assets.

(5) Represents the Company's total outstanding recourse repurchase agreement financing, subordinated debentures and senior unsecured notes divided by the Company's total stockholders' equity. Does not include non-recourse repurchase agreement financing amounting to $133.2 million, Consolidated SLST CDOs amounting to $617.2 million, residential loan securitization CDOs amounting to $1.4 billion and mortgages payable on real estate amounting to $397.1 million as they are non-recourse debt.

(6) Represents the Company's outstanding recourse repurchase agreement financing divided by the Company's total stockholders' equity.

NYMT

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Reconciliation of Joint Venture Equity Investments Dollar Amounts in Thousands Cash and cash equivalents $ 9,430 Real estate, net 543,833 Assets of disposal group held for sale 965,599 Other assets 13,470 Total assets $ 1,532,332 Mortgages payable on real estate, net $ 397,075 Liabilities of disposal group held for sale 755,840 Other liabilities 10,479 Total liabilities $ 1,163,394 Redeemable non-controlling interest in Consolidated VIEs $ 34,571 Less: Cumulative adjustment of redeemable non-controlling interest to estimated redemption value (27,640) Non-controlling interest in Consolidated VIEs 8,113 Non-controlling interest in disposal group held for sale 20,167 Net Equity Investment in Joint Ventures (1) $ 333,727 (1) The Company's net equity investment consists of $144.1 million of net equity investments in consolidated multi-family properties and $189.6 million of net equity investments in disposal group held for sale. 51